EXHIBIT 23.1
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              CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110328) of CoolSavings, Inc. of our reports dated February 20, except for paragraphs 3 and 4 of note 14 which are as of March 24, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP
Chicago, Illinois
March 26, 2004